UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

November 24, 2008
Date of Report (Date of earliest event reported)

ANTIGENICS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On November 24, 2008, Antigenics Inc. (the Company) announced an oral presentation of final data from a Phase 1 investigator-sponsored trial of the Company’s investigational cancer vaccine Oncophage® (vitespen) in recurrent, high-grade glioma at the Society of Neuro-Oncology’s 13th Annual Scientific Meeting in Las Vegas. Final results from the study, conducted at the Brain Tumor Research Center at the University of California, San Francisco, showed that Oncophage vaccination following brain cancer surgery increased overall median survival to approximately 10.5 months with four patients surviving beyond 12 months and one patient surviving almost 2.5 years. This is compared to a historical median survival of only 6.5 months post surgery. All patients enrolled into the trial had at least one recurrence of brain cancer.

The full text of the press release issued in connection with the announcement is being furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith:

99.1     Press Release dated November 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date:	November 24, 2008	By:	/s/ Garo H. Armen
Chief Executive Officer